                                                                   EXHIBIT 10.09



                               KIMMEL AUTOMOTIVE
                                  PENSION PLAN
                           (AS AMENDED AND RESTATED)
                           EFFECTIVE JANUARY 1, 1989


                                ADOPTED 12/29/94

                               KIMMEL AUTOMOTIVE
                                  PENSION PLAN
                           (AS AMENDED AND RESTATED)
                           EFFECTIVE JANUARY 1, 1989


     WHEREAS, effective January 1, 1977, Kimmel Automotive, Inc., a Maryland corporation, established a Pension Plan which was amended and restated January 1, 1984 and further amended known as Kimmel Automotive Pension Plan (hereinafter referred to as "Pension Plan" or "Plan") for the benefit of its respective Employees; and

     WHEREAS, the Company desires to further amend and restate the Pension Plan in order to conform to the provisions of the Tax Reform Act of 1986 and other requirements; and

     WHEREAS, the Company is permitted by Article IX of its Pension Plan to amend the same; and

     WHEREAS, the Company, by resolution of its Board of Directors, authorized the execution of this Plan as amended and restated,

     NOW, THEREFORE, the Company amends and restates its Plan including all prior amendments thereto, in its entirety, and, in lieu thereof, adopts the following Plan effective January 1, 1989, with such Plan to be applicable only to those eligible employees who are actively employed (or on a qualified leave of absence from which they return within the designated period) on or after January 1, 1989, and with such Plan to read as follows:

                               KIMMEL AUTOMOTIVE
                                  PENSION PLAN
                           (AS AMENDED AND RESTATED)
                           EFFECTIVE JANUARY 1, 1989


                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
ARTICLE 1  DEFINITIONS..........................................  1
ARTICLE 2  ELIGIBILITY AND PARTICIPATION........................ 14
ARTICLE 3  PENSION BENEFITS..................................... 17
ARTICLE 4  VESTING AND SEPARATION FROM SERVICE.................. 20
ARTICLE 5  PAYMENT OF RETIREMENT PENSION........................ 22
ARTICLE 6  DEATH BENEFITS....................................... 31
ARTICLE 7  CONTRIBUTIONS........................................ 33
ARTICLE 8  ADMINISTRATION....................................... 35
ARTICLE 9  AMENDMENTS AND TERMINATION........................... 39
ARTICLE 10 LIMITATIONS ON EARLY TERMINATION BENEFITS............ 44
ARTICLE 11 TOP-HEAVY PROVISIONS................................. 50
ARTICLE 12 MISCELLANEOUS PROVISIONS............................. 59

                                   ARTICLE 1

                                  DEFINITIONS

     "ACCRUED BENEFIT" shall mean the monthly pension benefit a Participant would receive beginning on his Normal Retirement Date, pursuant to the provisions of Article 3 determined as of any particular date.

     In no event shall an Accrued Benefit be reduced, except as may be required or permitted under Section 9.04.

     "ACTUARIAL EQUIVALENT" shall mean the dollar value of any benefit on a specified date computed on the basis of the Group Annuity for 1971 using 100% male rates and an interest rate of seven percent (7%). With respect to any lump sum payment that may be made, if the seven percent (7%) interest rate exceeds the interest rate used by the Pension Benefit Guaranty Corporation (PBGC) to value annuities for plans terminating as of the first day of the plan year that contains the date a calculation is being made, then such rate used by PBGC shall be used in place of seven percent (7%).

     Effective for lump sums paid after 1994, a lump sum shall be the present value calculated by using the applicable mortality table prescribed by the Secretary of the Treasury (based on the commissioners' standard table), and the applicable interest rate, the rate of interest on thirty (30) year Treasury securities for the month before the date of the distribution or such other time as the Secretary may by regulations prescribe. However, in no event may a lump sum be smaller than that based on the December 31, 1994 accrued benefit, and the seven percent (7%) and GAM '71 mortality table assumptions.

1.03 "AFFILIATED COMPANY" shall mean the Employer and (a) any corporation on or after the date it becomes a member of a controlled group of corporations which includes the Employer determined under the provisions of Section 414(b) of the Internal Revenue Code ("the Code"), (b) any trade or business, whether or not incorporated on or after it comes under control with the Employer, determined under Section 414(c) of the Code, (c) any organization which is an affiliated service organization within the meaning of Section 414(m) of the Code, and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

1.04 "AGE" OR "AGE" shall mean the chronological age attained by the Participant at his most recent birthday or as of such other date of reference as is set forth in the Plan.

1.05 "BENEFICIARY" shall mean the Participant's Eligible Spouse.

1.06 "BREAK IN SERVICE" shall mean any Plan Year or eligibility computation period during which a Participant has not completed more than five hundred
(500) Hours of Service. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. A Break in Service shall not be deemed to have occurred during the first twelve (12) calendar months of a Participant's service merely because of the failure to complete five hundred
(500) Hours of Service
during one Plan Year occurring in part during such twelve (12) month period if the Participant completed one thousand (1,000) Hours of Service during such twelve-month period.

     If an Employee is absent from work for any period (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child of the Employee in connection with the adoption of such child, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, then such Employee shall be credited with five hundred one (501) Hours of Service during the first Plan Year in which the Employee would have incurred a Break in Service were it not for such credited Hours of Service.

1.07 "COMPENSATION" shall mean the total earnings subject to reporting on the Form W-2 (or its equivalent) for the calendar year immediately preceding each January 1. Compensation shall include overtime, bonuses, elective contributions made to an Employer-sponsored 401(k) plan and any contributions made by salary deferral to a Plan established in accordance with Section 125 or 129 of the Code. Compensation shall not include contributions to any other fringe benefit plans. Effective January 1, 1989, compensation shall not exceed $200,000, adjusted annually under Section 401(a)(17) of the Code. Effective January 1, 1994, compensation shall not exceed the maximum amount allowable under Section 401(a)(17) of the Code.

1.08 "COVERED COMPENSATION" shall mean the average of the maximum Taxable Wage Bases for the thirty-five (35) year period ending with the year in which the individual attains Social Security retirement age. For purposes of calculating pension benefits for Participants who terminate employment before normal retirement age, it shall be assumed that the wage base in effect in the year of the Participant's termination shall remain the same until he reaches Social Security retirement age.

1.09 "DATE OF HIRE" shall mean the first day on which an Employee has an Hour of Service.

1.10 "DEFERRED RETIREMENT DATE" shall mean the date of a Participant's actual retirement subsequent to his Normal Retirement Date.

1.11 "EARLIEST RETIREMENT DATE" shall mean the date on which the Participant has attained age fifty-five (55) and completed ten (10) Years of Service. Effective after 1994, for new Participants and for Participants who had not completed five (5) Years of Service by December 31, 1994, fifty-five (55) and ten (10) shall be replaced by sixty-two (62) and twenty (20). "EARLY RETIREMENT DATE" shall mean the date of the Participant's actual retirement on or after his Earliest Retirement Date, but prior to his Normal Retirement Date.

1.12 "EFFECTIVE DATE" of this Plan as amended and restated is January 1, 1989.

1.13 "ELIGIBLE SPOUSE" shall mean the spouse of a Participant, except that for purposes of Section 6.02 and Section 6.03 the spouse must have been married to the Participant for at least one (1) year prior to the death of such Participant.

1.14 "EMPLOYEE" shall mean any person employed by the Employer, except that the term "Employee" shall not include any person whose terms and conditions of employment are determined by collective bargaining with a third party and with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment. The term "Employee" shall not include an employee who is a Leased Employee as defined in Section 414(n)(2) of the Code and shall not include an employee who is customarily employed outside of the United States.

1.15 "EMPLOYER" shall mean Kimmel Automotive, Inc. ("Company") and any successor entity which adopts this Plan and the corresponding Trust Agreement. The term "Employer" shall also include any other entity which, with the consent of the Employer, adopts this Plan and the corresponding Trust Agreement. Except for purposes of Section 3.05 and Article 4, the term "Employer" shall not include any subsidiary or affiliate of the Employer, unless such subsidiary or affiliate adopts this Plan and the corresponding Trust Agreement.

1.16 "ENTRY DATE" shall mean each January 1 and July 1.

1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (the "Act"), including all amendments thereto.

1.18 "FINAL AVERAGE COMPENSATION" shall mean one-twelfth (1/12) of the average of the Participant's annual Compensation over the three (3) consecutive full calendar years, during his last ten (10) Plan Years as an Employee ending on or prior to his retirement or other termination, which give the highest average. For purposes of this paragraph, a "full calendar year" is a calendar year in which the Employee was credited with at least one thousand (1,000) Hours of Service; provided, further, that where the Employee is credited with at least one thousand (1,000) hours during a calendar year, his actual compensation for that year shall not be annualized. Adjusted Average Compensation shall have the same meaning as Final Average Compensation, except that compensation for any year in excess of the Social Security taxable wage base in effect at the beginning of such year shall not be taken into account.

1.19 "FUND" OR "TRUST FUND" shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement. In the event that an annuity contract is in force under the Plan to hold some or all of the Plan's assets, then the terms "Fund" or "Trust Fund" shall include the annuity contract.

1.20 "HOUR(S) OF SERVICE" shall mean the following:

         (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the Plan Year.

         (b) An Hour of Service is each hour for which an Employee is paid or entitled to payment (either directly or indirectly), by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Leave of Absence. Notwithstanding the preceding sentence:

                  (1) No more than five hundred one (501) Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year) except as the following provision may result in a credit of more than five hundred one (501) Hours of
Service:

                           (A) If an Employee receives full pay during any
authorized Leave of Absence, and he returns to work after such absence, he shall be credited with an Hour of Service for each hour for which he was paid.

                           (B) If an Employee is on a paid sick leave, he shall
receive an Hour of Service for each hour that he would have normally worked during such leave.

                           (C) If an Employee is absent in military service,
and he retained reemployment rights under the law as in effect on the Effective Date, and he completed requirements under the law as to reemployment and was reemployed, he shall be credited with an Hour of Service for each Hour that he would have normally worked had he not entered military service, solely for purposes of determining his vested rights.

                           (D) If an Employee transfers to an employment status
which is ineligible to participate in this Plan, he will continue to be credited with Hours of Service, as described above, for purposes of determining his vested rights. However, he will receive no Hours of

Service for purposes of determining his Accrued Benefit after the date of his change in employment status.

          (2) An hour worked at overtime or premium pay will count as only one Hour of Service under the Plan.

          (3) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

          (4) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph
(b), as the case may be, and under this paragraph (c). Crediting of Hours of Service for back pay awarded shall be subject to the limitations set forth in that paragraph.

     (d) If a Participant leaves employment due to maternity, or for child care immediately following the birth of a child to, or adoption of a child by, the Participant and/or the Participant's spouse, then such Participant shall be credited with five hundred one (501) Hours of Service during the first Plan Year in which the Participant would have incurred a Break in Service were it not for such credited Hours of Service.

      (e) Hours of Service shall be determined from records maintained by the Employer; provided, however, that in the case of an Employee whose Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework employees) and in the case of an Employee on an authorized Leave of Absence, such Employee's Hours of Service need not be determined from employment records and such Employee may be credited with forty-five (45) Hours of Service per week or ten (10) Hours of Service per any day in which the Employee would be credited with an Hour of Service pursuant to this Section; provided, further, that the foregoing is not intended to preclude the nondiscriminatory use of any equivalent method of determining Hours of Service as may be permitted by governmental regulations.

      (f) An Hour of Service shall also be credited for reasons other than the performance of duties in accordance with Department of Labor Regulation, Section 2530.200b-2(b). Further, the computation periods used for purposes of crediting Hours of Service shall be in accordance with Section 2530.200b-2(c) of the regulations issued by the Department of Labor.

1.21  "CODE" OR "CODE" shall mean the Code of 1986 and amendments thereto.

1.22  "LEAVE OF ABSENCE" shall mean any of the following:

      (a) Absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing.

For the purposes of this subparagraph, the Employer shall give equal treatment to all Participants in similar circumstances.

     (b) Absence in any circumstances so long as the Participant continues to receive his regular Compensation.

     (c) Absence for active duty in the armed forces of the United States in time of war or national emergency, or through the operation of a compulsory military service law of the United States, provided that during any period of such active duty, the Participant retains his employment rights under the law.

     A Leave of Absence shall cease to be a Leave of Absence and shall be deemed a Break in Service (unless the Participant has more than five hundred
(500) Hours of Service in such Plan year) as of the first day of such absence if the Participant fails to return to the service of the Employer (1) within five (5) days of expiration of any Leave of Absence referred to in paragraph
(a) hereof, (2) within five (5) days of such time as the payment of regular Compensation is discontinued as referred to in paragraph (b) hereof, (3) within three (3) months after his discharge from active duty, or, if the Participant does not return to service with the Employer, within the said three-month period by reason of a disability incurred while in the armed forces, if he returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans hospital.

1.23 "LIMITATION YEAR" shall mean the Calendar Year.

1.24 "NAMED FIDUCIARY" shall mean the Employer and the Trustee. Each Named Fiduciary shall have only those particular powers, duties, responsibilities, and obligations as are specifically given him under this Plan and/or the Trust Agreement.

1.25 "NORMAL RETIREMENT AGE" shall mean the Participant's sixty-fifth (65th) birthday. "Normal Retirement Date" shall mean the first day of the month coincident with or next following the Participant's sixty-fifth (65th) birthday. Effective for new Participants after 1994, Normal Retirement Age shall mean the later of age sixty-five (65) and the completion of five (5) years of Service, and Normal Retirement Date shall mean the first day of the month on or after Normal Retirement Age.

1.26 "PARTICIPANT" shall mean any person who is accruing or receiving benefits under the Plan or who is eligible to receive benefits at a future date. The term "Participant" shall be limited to include only Active Participants (those who are Employees currently and who are eligible to accrue benefits under the
Plan), Retired Participants (those former covered Employees who have incurred a Break in Service and are receiving benefits from the Plan), Terminated Vested Participants (former covered Employees who have incurred a Break in Service and who are entitled at some future date to the distribution of benefits from the
Plan), and Inactive Participants (former Participants who are not Retired or Terminated Vested Participants and who continue to be in the service of the Employer in a noncovered class).

1.27 "PLAN" shall mean the Kimmel Automotive Pension Plan as set forth herein, and as the same may, from time to time, hereafter be amended.

1.28 "PLAN ADMINISTRATOR" OR "ADMINISTRATOR" shall mean the Employer named as such pursuant to Article 8 hereof.

1.29 "PLAN YEAR" shall mean the twelve (12) month period beginning on January 1 of each calendar year and ending on December 31 of the same calendar year, each of the dates contained herein.

1.30 "PRIOR PLAN" shall mean Kimmel Automotive Pension Plan, as amended and restated effective January 1, 1984, including all amendments thereto prior to the Effective Date of this Plan.

1.31 "TAXABLE WAGE BASE" is the contribution and benefit base in effect under
Section 230 of the Social Security Act at the beginning of the Plan Year.

1.32 "TRUST AGREEMENT" shall mean Kimmel Automotive Pension Trust as effective January 1, 1977 including all amendments thereto.

1.33 "TRUSTEE(S)" shall mean the parties so designated pursuant to the Trust Agreement.

1.34 "YEARS OF SERVICE" shall have the following meanings when used in this
Plan:

     (a) When applied to vesting provisions (e.g., Article 4) and benefit accrual provisions (e.g., Article 3), a Year of Service shall mean a Plan Year in which an employee has at least one thousand (1,000) Hours of Service, and all Plan Years from Date of Hire, including years prior to the adoption of this Plan or the Prior Plan, which are not otherwise excluded either due to a Break in Service in accordance with Section 1.06 or as detailed below shall be used to determine Years of Service under this paragraph.

     However for years prior to January 1, 1977, "Year of Service" shall be determined by the Employer employment records as of that date, giving credit for a "Year of Service" for each calendar year in which an employee was employed for the full year.

     (b) If a Participant incurs five (5) or more consecutive one-year Breaks in Service, he shall lose credit for all years of Service prior to the initial one (1) year Break in Service, unless:

         (1) He had a vested interest in his Accrued Benefit as provided under
Article 4 immediately prior to his initial one-year Break in Service, or

         (2) The number of his Years of Service prior to his initial one-year Break in Service exceeds the number of his one-year Breaks in Service.

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION


2.01 INITIAL ELIGIBILITY. An Employee shall be eligible to become a Participant on the Entry Date coincident with or next following completion of one year of service provided that he has attained age 21. No Employee shall be admitted to the Plan if he is no longer an Employee on the Entry Date as of which admission to participate would otherwise have become effective.

2.02 PROCEDURE FOR AND EFFECT OF ADMISSION. Each employee who becomes eligible for admission to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition to such admission. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

2.03 AUTOMATIC PARTICIPATION. An Employee, once having become eligible for participation in this Plan, shall automatically become a Participant provided he complies with any requirements of Section 2.02.

2.04 REEMPLOYMENT AFTER BREAK IN SERVICE. In the event a Participant ceases to be an Employee by reason of a Break in Service, and subsequently again becomes an Employee, he shall be readmitted as an Active Participant as of the date of his reemployment.

     Any Participant who has terminated employment and who, by reason of such termination, received a "lump sum cash-out," shall be entitled to make contributions to the Plan solely for the purpose of restoring service credit for benefit accrual purposes, provided, however, that the right to make such contributions and to receive restoration of benefit accrual shall be subject to the provisions below:

     (a) All such contributions shall be made within the earlier of five (5) years of resumption of Active Participant status or the close of the first period of five (5) consecutive one-year Breaks in Service commencing after the "lump sum cash-out."

     (b) All such contributions shall be made in cash.

     (c) The amount of such contributions shall be equal to the amount of the distribution made with interest thereon at the rate of one hundred twenty percent (120%) of the federal mid-term rate, compounded annually, as in effect under Section 1274 of the Code for the first month of the Plan Year in which the Participant resumes employment, from the date of distribution to the date of repayment.

2.05 CHANGE IN STATUS.

     (a) In the event that a person who has been in the employ of the Company in a category of employment not eligible to participate in this Plan subsequently becomes an Employee by reason of a change in status to a category of employment eligible to participate, he shall become a Participant on the later of (i) the date of his change in status, and (ii) the first Entry Date following the conditions set forth in Section 2.01. Notwithstanding the foregoing, no person shall become a participant if, on the Entry Date on which he would otherwise first qualify as such, he is no longer an Employee.

     (b) If an Employee is transferred to an ineligible class of employment for participation in this Plan, but remains employed by the Company, or is employed by an Affiliated Company not covered under this Plan, he shall no longer accrue Years of Service for benefit accrual purposes under this Plan, but he shall continue to earn Years of Service for vesting purposes with respect to the benefit earned as of the date of transfer.

     (c) If an Employee is transferred from an ineligible class to an eligible class of employment for participation in this Plan, he shall not receive Years of Service for benefit accrual purposes for any of his prior service (except with respect to any service rendered while a prior Participant of this Plan in accordance with the provisions of this Plan at that time) with the Company, but he shall receive Years of Service for his prior service with the Company for purposes of thereafter determining his eligibility for retirement, death and disability benefits and his vested percentage of the vested benefit in accordance with the schedule set forth in Section 4.01 of this Plan.

                                   ARTICLE 3

                                PENSION BENEFITS

3.01 NORMAL RETIREMENT BENEFIT. Each Participant shall be entitled to receive under this Plan a monthly pension, commencing on his Normal Retirement Date, and continuing for life, equal to thirty percent (30%) of Final Average Compensation less fifteen percent (15%) of Adjusted Average Compensation not in excess of Covered Compensation; provided, however, that the monthly pension of any Participant, who shall, at his Retirement date, or date of termination, if earlier, have rendered fewer than thirty (30) Years of Service at such date, shall be reduced by one-thirtieth (1/30) for each year that his full Years of Service are less than thirty (30).

     However, for Code Section 401(a)(17) Employees (Employees with Compensation in excess of $150,000 in any year prior to 1994), the Normal Retirement Benefit shall equal the greater of the preceding paragraph benefit, using all years of Service and the 401(a)(17) Compensation limit in effect in the year of separation of service, or if greater, the sum of (a) and (b) below:

     (a) The frozen accrued benefit as of December 31, 1993 determined as if the employee terminated on that date and using the 401(a)(17) limit(s) in effect on that date, plus

     (b) The Employee's accrued benefit determined under the formula applicable to benefit accruals in years after December 31, 1993, using Years of Service after December 31, 1993 and 401(a)(17) compensation limit(s) after December 31, 1993.

     Any monthly pension benefit shall be reduced by an amount paid or payable to or on account of any Participant under any other qualified pension plan of the Employer to the extent that such amount paid or payable under such other qualified pension plan is attributable to contributions paid by the Employer with respect thereto, if such benefit under such other plan would result in a duplication of pension benefits. The foregoing shall not apply, however, to benefits payable under the Federal Social Security Act.

     In no event shall an Accrued Benefit be less than the Accrued Benefit as calculated on December 31, 1988.

3.02 EARLY RETIREMENT BENEFITS. A Participant who retires on an Early Retirement Date will be entitled to receive an amount equal to his Accrued Benefit, reduced by five-ninths (5/9) of one percent (1%) for each of the first sixty (60) months and five-eighteenths (5/18) of one percent (1%) for each of the next sixty (60) months by which such Early Retirement Date precedes the month after which he would otherwise attain his Normal Retirement Date.

3.03 DEFERRED RETIREMENT BENEFITS. Should an Employee continue in employment after his Normal Retirement Date, he shall be entitled to receive at actual retirement the actuarial equivalent of the benefit determined under Section
3.01 taking into account Final Average Compensation and Years of Service as of his Normal Retirement Date.

     In no case shall the Deferred Retirement Benefit be less than the benefit under Section 3.01 based on final Average Compensation and Years of Service at the participant's Deferred Retirement Date.

3.04 RETURN TO SERVICE AFTER RETIREMENT. A Retired Participant who becomes an Employee shall have his monthly pension suspended as of the first day of the month following the month of completion of forty (40) Hours of Service for the Company. At the time of his subsequent retirement under this Article, the amount of his pension will be based on all Years of Service and will be reduced by the Actuarial Equivalent of all prior benefits received.

3.05 MAXIMUM BENEFIT. Notwithstanding the above, in no event shall the annual benefit payable to a Participant exceed the maximum amount permitted under
Section 415 of the Code and under notices, rulings or regulations issued pursuant thereto.

                                   ARTICLE 4

                      VESTING AND SEPARATION FROM SERVICE

4.01 VESTING ON TERMINATION. In the event a Participant who has completed five
(5) Years of Service incurs a Break in Service, he shall be entitled to receive a pension benefit commencing at his Normal Retirement Date equal to his Accrued Benefit. A Participant with less than five (5) years of Service will not be entitled to any benefits and will be 0% vested.

     A terminated Participant who is 0% vested will be deemed to have been cashed out and paid his entire vested Accrued Benefit on the date of such separation from service. A forfeiture of such Participant's non-vested accrued benefit shall occur at that time, the time of the deemed cash-out.

4.02 VESTING ON RETIREMENT. A participant shall be fully [one hundred percent (100%)] vested upon attaining his Normal Retirement Age, which, effective for new Participants after 1994, is the later of age sixty-five (65) and five (5) Years of Service.

4.03 PAYMENT OF BENEFITS. Subject to the provisions of Article 5 hereof, a Terminated Vested Participant shall receive a monthly pension benefit commencing on the first day of the month coincident with, or next following, the Participant's Normal Retirement Date, Early Retirement Date or Deferred Retirement Date. A Lump Sum Option will be available, if less than the threshold amount described in Section 5.04, but no earlier than the December of the Plan Year following separation of service (unless eligible for retirement).

                                   ARTICLE 5

                         PAYMENT OF RETIREMENT PENSION


5.01  PARTICIPANT WITHOUT ELIGIBLE SPOUSE.  Subject to the provisions of
Section 5.03, a Participant who has no Eligible Spouse at the time of his retirement shall be entitled to receive his Accrued Benefit in equal monthly installments commencing on the date of his Normal Retirement Date and continuing until the date of his death.

5.02 PARTICIPANT WITH ELIGIBLE SPOUSE. This Section shall apply to any pension payable under the Plan to a Participant who has an Eligible Spouse. If on the date on which a Participant's pension payments are to commence the Participant has an Eligible Spouse, his pension shall be paid in equal monthly installments in the form of a joint and survivor annuity (generally referred to herein as the "Automatic Joint and Survivor Annuity"). The amount of the pension shall be the Actuarial Equivalent of the amount provided under Section 5.01.

     Under the Automatic Joint and Survivor Annuity, the retirement pension shall be paid to the Participant for his lifetime, and the Eligible Spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime retirement pension equal to fifty percent (50%) of the monthly amount which had been payable to the Participant. The last payment of the Automatic Joint and Survivor Annuity shall be made as of the first day of the month in which the death of the last survivor of the Participant and his Eligible Spouse has occurred.

     If a Retired Participant remarries after the death of, or divorce from, his Eligible Spouse, his new spouse shall not be entitled to receive any payments under the Automatic Joint and Survivor Annuity, as described in this Section.

     A Participant shall be given the opportunity to decline the Automatic Joint and Survivor Annuity, and to elect a benefit under Section 5.01 or 5.03. Such options to decline shall be permitted to be exercised at any time during a period which commences at least ninety (90) days prior to the Participant's retirement. The option to decline shall be available for at least one hundred eighty (180) days, during which the Participant may decline and re-elect the option whenever desired, without limitation.

     No election to decline the Automatic Joint and Survivor Annuity shall be effective unless the Participant's Eligible Spouse consents in writing to such election, which written consent is attested to by a notary public, or by the Plan Administrator or his representative. The Plan Administrator may accept such certification evidencing the Eligible Spouse's signature as is acceptable under regulations issued by the Secretary of Treasury. Spousal consent is not required, however, if the Participant provides evidence that is satisfactory to the Plan Administrator that spousal consent may not be obtained because there is no spouse, because such spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulation.

5.03 OTHER METHODS OF PAYMENT. Subject to the provisions of Section 5.02, payment may be among the following methods:

       A reduced monthly pension payable to, and during the lifetime of, the Retired Participant with the provisions that after his death, a pension of 100% or 66-2/3% of his reduced pension shall then be paid to, and during the lifetime of, the Participant's Eligible Spouse.

       Notwithstanding anything herein to the contrary, the option must be such that the present value of the payments to be made to the Participant is more than fifty percent (50%) of the present value of the total payments to be made to the Participant and his Beneficiary under the Plan.

       If the present value of the Participant's vested Accrued Benefit is $3,500 or less (and has never exceeded $3,500), the Administrator will direct the Trustees to pay to the Participant a single lump sum equal to the present value of his vested Accrued Benefit, but no sooner than the December of the year following separation from service, unless eligible for retirement. The present value is equal to the Actuarial Equivalent determined at the date of distribution. Notwithstanding the above, this lump sum may not be paid by the Trustee without the consent of the Participant and the Participant's spouse after the commencement of benefits.


5.04   LUMP SUM OPTION.

       A lump sum, actuarial equivalent benefit will be an optional form of payment if such amount is more than $3,500 but no greater than $4,000, or, effective June 30, 1991, $5,000, at the date of distribution.

5.05   PAYMENT OF LUMP SUM.

       At the request of a Participant, payment of a lump sum (within the threshold per Section 5.04) for other than normal retirement, early retirement, deferred retirement or death may be made, but no earlier than the December of the Plan Year following the year in which separation from service occurred.

5.06   BENEFIT COMMENCEMENT.

       (a) Payment of benefits under the Plan shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs: (1) The attainment of age sixty-five (65), or (2) the termination of the Participant's employment with the Employer. However, payment may commence no later than the April 1 following the calendar year in which such Participant attains age seventy and one-half (70-1/2).

       (b) The preceding paragraph (a) shall not apply to a 5% Owner who was actively employed by an Employer and had accrued a benefit under the Plan as of December 31, 1983, whether or not he was an Employee as of such date, and who elected prior to January 1, 1984 that his pension benefit commence on the first day of the month following his retirement from employment, regardless if such date is later than the date specified in paragraph (a) of this Section. Any such election is revocable at any time by the Employee, provided the Plan Administrator is notified in writing of such revocation. If an Employee revokes the election after December 31, 1983, no new election may be made, and he will be subject to the provisions in the first paragraph of this section. If a revocation made after December 31, 1983 is made after the last day of the taxable year of the Employee in which he attains age seventy and one-half (70-1/2), then his benefits shall commence no later than the later of (i) the April 1 following the taxable year in which he attains age seventy and one-half (70-1/2) and (ii) the first day of the month following the date of such revocation.

     Any election made by a Participant under this paragraph (b) shall designate the form of benefit payment and, if applicable, shall designate the beneficiary or beneficiaries to receive any death benefits payable pursuant to the election. If either the form of benefit or the period over which distributions are to be made under the election is altered then the election will be considered revoked, and the Participant will be subject to the rules described above related to revocation. However, a change in the beneficiary or beneficiaries designated which does not alter the period over which distributions are to be made will not be considered a revocation.

5.07 CALCULATION OF PRESENT VALUE FOR CASH-OUT OF BENEFITS AND FOR DETERMINING AMOUNT OF BENEFITS. This Section 5.07 shall apply to all distributions from the Plan and from annuity contracts purchased to provide Plan benefits other than distributions described in Section 1.417-1T(e) of the Income Tax Regulations issued under the Retirement Equity Act.

     (a) For purposes of determining whether the present value of (1) a Participant's vested accrued benefit, (2) a qualified joint and survivor annuity, within the meaning of Section 417(b) of the Code, or (3) a qualified preretirement survivor annuity within the meaning of Section 417(c)(1) of the Codes exceeds $3,500, the present value of such benefits or annuity shall be calculated by using an interest rate no greater than the Applicable Interest Rate.

     (b) For purposes of determining the amount of a Participant's or Beneficiary's distribution, the present value of any such benefit determined under this Section 5.07 shall in no event be less than the greater of:

          (1) The present value of such benefits determined under the provisions of the Plan for determining such amount, or

          (2) The present value of such benefits determined using the Applicable Interest Rate, and after 1994, the Applicable Mortality Table.

     (c) For purposes of this Section 5.07, "Applicable Interest Rate" shall mean the interest rate or rates which would be used as of the first day of the Plan Year in which distribution commences by the Pension Benefit Guaranty Corporation for purposes of determining the present value of that Participant's benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date. After 1994 the Applicable Interest Rate shall be the rate of interest on thirty (30) year Treasury securities for the month before the date of distribution or such other time as the Secretary may by regulations prescribe, and the Applicable Mortality Table shall mean the table prescribed by the Secretary, based on the commissioners' standard table.

     (d) For purposes of this Section, if the present value of an Employee's vested accrued benefit is zero, the Employee shall be deemed to have received a distribution of such vested accrued benefit.

     (e) Effective after 1994, present values for purposes of lump sum cash-outs shall be based on (b)(2) above, but with (b)(1) preserved as a minimum for accrued benefits at December 31, 1994.

5.08 APPLICABILITY. No optional election made under this Article 5 shall be in effect until retirement benefits have commenced.

5.09 FREQUENCY OF ANNUITY PAYMENTS. With the consent of the retiree, payments may be made less frequently than monthly, but no less frequently than annually, if the monthly annuity is less than $200.

5.10 ELIGIBLE ROLLOVER RULES AND LUMP SUM RULES. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (a) The Plan Administrator clearly informs the participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (b) The Participant, after receiving the notice, affirmatively elects a distribution.

     Notwithstanding any provision in the Plan to the contrary, effective January 1, 1993, a "Distributee" may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible

Retirement Plan" specified by the "Distributee" in a "Direct Rollover". The amount of such "Direct Rollover" must be at leave five hundred dollars ($500.00) or, if less, the entire "Eligible Rollover Distribution". No "Direct Rollover" may be made if the lump sum payment is less than two hundred dollars ($200). For purposes of this Section, the following terms will be defined as follows:

     (a) "DISTRIBUTEE" means a person who is entitled to a distribution under the Plan.

     (b) "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of a distributee's benefit under the Plan, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (payable not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more: (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (3) the portion of any distribution that is not includible in gross income;

     (c) "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity; and

     (d) "DIRECT ROLLOVER" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE 6

                                 DEATH BENEFITS

6.01 Except as provided in this Article 6, there shall be no death benefits payable under this Plan.

6.02 PRE-RETIREMENT DEATH BENEFIT. In the event of the death of an Active Participant who has reached Early Retirement Age or Normal Retirement Age as of the date of his death, his Eligible Spouse shall receive an amount of pension benefit commencing on the first day of the month coincident with or next following the Participant's death equal to the benefit the Eligible Spouse would have received had the Participant retired immediately prior to his death under the Automatic Joint and Survivor Annuity. If the present value of the benefit exceeds $3,500, the Plan Administrator will permit the benefit to be deferred until the time the participant would have attained normal retirement age, if the beneficiary requests.

6.03 DEFERRED VESTED DEATH BENEFIT. Upon the death of a Participant who had a vested Accrued Benefit or upon the death of a Terminated Vested Participant his Eligible Spouse, if any, shall receive a pension benefit commencing on the earliest date the Participant would have been eligible to receive a pension benefit. The amount of such pension benefit shall equal the amount the Eligible Spouse would have received had the Participant separated from service immediately prior to this death, survived to the date the Participant would have been eligible to receive benefits and died immediately thereafter with the Automatic Joint and

Survivor Annuity benefit in effect. If the present value of the benefit exceeds $3,500, the Plan Administrator will permit the benefit to be deferred until the time the participant would have attained normal retirement age, if the beneficiary requests.

6.04 POST-RETIREMENT DEATH BENEFIT. Upon the death of any Retired Participant who, at the time of this death, is receiving benefits under a benefit form providing guaranteed survivor's benefits, or other similar provisions, there shall be paid such death benefits as are provided pursuant to such benefit form.

                                   ARTICLE 7

                                 CONTRIBUTIONS

7.01 COMPANY CONTRIBUTIONS. The Company shall make all necessary contributions to the Trustee to provide the entire cost of the benefits under the Plan for its Employees who are Participants, and no contributions toward the cost of such benefits shall be required of any of the Participants. The contributed funds of the Company shall be payable at such intervals and in such amounts as may be determined by the Plan Administrator. In this connection, the Plan Administrator shall have actuarial computations made in order to determine the amount which the Company shall contribute to the Trust in order to fund the benefits called for under this Plan.

     The Plan Administrator shall engage the services of an Enrolled Actuary, on behalf of all Participants and Beneficiaries, to determine such recommended contributions. Such Enrolled Actuary shall determine plan costs on the basis of actuarial assumptions and methods, including a valuation of the assets of the Trust Fund based on a reasonable actuarial valuation that takes into account the fair market value of the assets of the Fund.

7.02 EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTION.

     (a) Except as provided in Article 9 and this Section 7.02, and notwithstanding any other provisions of this Plan or of the Trust Agreement, the Employer irrevocably divests itself of any interest or reversion whatsoever in any sums contributed by it to the Trust Fund, and it shall be impossible for any portion of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries.

     (b) If the Plan does not initially qualify under Section 401 of the Code, as amended, then Paragraph (a) above shall not prohibit the return to the Employer at the direction of the Administrator if such contribution within one
(1) year after the date of denial of qualification of the Plan.

     (c) Notwithstanding any provision of the Plan to the contrary, contributions made to the Plan by the Employer are conditioned upon their deductibility under Section 404 of the Code and shall be returned to the Employer if such contributions are not deductible or would be deemed not deductible if audited. Furthermore, if the contribution is made by reason of mistake of fact (for example, incorrect information as to eligibility or compensation of an employee, a mathematical error or an erroneous belief that such contribution is consistent with the limitations of Article 3, Section 3.06), such contributions must be made within one year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be. Earnings attributable to the excess contribution may not be returned; losses attributable thereto must reduce the amount so returned.

7.03 PARTICIPANT CONTRIBUTIONS. Except as described in Section 2.04, the Plan shall accept no Employee contributions.

                                   ARTICLE 8

                                 ADMINISTRATION


8.01 PLAN ADMINISTRATOR. The Plan shall be administered by the Employer in accordance with its provisions and for purposes of such Plan administration such Employer is hereby deemed to be Plan Administrator within the meaning of ERISA. All aspects of Plan administration shall be the responsibility of the Plan Administrator except those specifically delegated to the Trustees or other parties in accordance with provisions of the Trust Agreement or, if applicable, annuity contract.

8.02 ADMINISTRATIVE PROCEDURES. The Administrator shall determine the benefits payable under the Plan, shall have the right to make such rules as may be necessary for the administration of the Plan and may require Participants to apply in writing to the Administrator for benefits hereunder and to furnish satisfactory evidence of their date of birth and such other information as may from time to time be deemed necessary.

     The Plan Administrator shall appoint the Insurer, Investment Managers, the Enrolled Actuary, or any other professional advisers as it, in its sole discretion, deems necessary or appropriate.

     If a participant's application for benefits has been rejected by the Administrator, then the Administrator shall notify the Participant of such rejection in writing setting forth the specific reasons for such rejection. Such written explanation shall be written in a manner calculated to be understood by the participant.

       The Administrator shall also afford to any Participant whose claim for benefits has been rejected a reasonable opportunity for a full and fair review of the rejection decision.

8.03   CLAIMS PROCEDURE.

       (a) INITIAL DENIAL OF CLAIM FOR BENEFITS. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If any such claim is denied, either in total or in part, the Plan Administrator shall notify the claimant of the denial in writing within thirty (30) days after receipt of the claim. Such notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain:

           (i)   The specific reason or reasons for denial of the claim,

           (ii) a specific reference to the pertinent Plan provisions upon which the denial is based,

           (iii) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and

           (iv) an explanation of the claim review procedure, in accordance with the following provisions of this Section 8.03.

       (b) REQUEST FOR REVIEW. Within sixty (60) days of receipt of the information stated in Section 8.03(a) above, the claimant may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits.

       (c) CLAIMANT'S RIGHTS. So long as the claimant's request for review is pending (including the sixty (60) day period in

Section 8.03(b) above), the claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Plan Administrator.

     (d) FINAL DECISION. A final and binding decision shall be made by the Plan Administrator within sixty (60) days of the filing by the claimant of his request for reconsideration, provided, however, that if the Plan Administrator, in his discretion, feels that a hearing with the claimant and/or his representative is necessary or desirable, this period shall be extended an additional sixty (60) days. The Plan Administrator's decision shall be conveyed to the claimant in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision, with specific references to the pertinent Plan provisions on which the decision is based.

     (e) RULES AND PROCEDURES. The Plan Administrator may adopt any additional rules or procedures which it feels may be helpful in handling such claims (including the designation or procedure for designating one or more Plan Administrators or any authorized representative of the Plan Administrator to handle the investigative and oral hearing aspects of such claims) and may, in his discretion, upon a showing of good cause, grant extensions or postponements of any of the above-mentioned time limitations.

8.04 OTHER PLAN ADMINISTRATOR. Anything to the contrary notwithstanding, the Plan Administrator may appoint a committee or an individual or individuals, whether or not employed by the Employer, to carry out the duties of the Plan Administrator. Such duties may include, but are not limited to, determining the eligibility of any Employee or Beneficiary for any benefits and the amount of such benefits under this Plan, maintaining custody of all documents and elections made by a Participant, directing the investment of any payments made by an Employer within the limits which may be imposed by the Employer and retaining suitable agents and advisers. Any committee or individual shall be considered an agent of the Plan Administrator with respect to the Plan and shall be indemnified by the Employer against any and all claims, loss, damages, expense and liability arising from any action or failure to act, except when the same is finally judicially determined to be due to the gross negligence or willful misconduct of such individual or member of a committee.

                                   ARTICLE 9

                           AMENDMENTS AND TERMINATION


9.01 RIGHT TO AMEND. The Employer may amend this Plan at any time, and from time to time, provided that the Plan, as amended, shall remain for the exclusive benefit of the Employees and their Beneficiaries, and further provided that no such amendment shall deprive a Participant of an already vested interest unless required by law.

     No amendment shall change the vesting schedule with respect to any Participant with three (3) or more Years of Service for vesting purposes unless such Participant is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit.

9.02 NO REVERSION. No assets of the Fund shall revert to the Employer, except as may be provided under Section 7.02 and Section 9.04.

9.03  EMPLOYER'S RIGHT TO TERMINATE.

      (a) The Employer expects to continue this Plan and the corresponding Trust Agreement indefinitely, but reserves the right to terminate either or both at any time without the consent of any Participant or Beneficiary hereunder. Such terminations shall be effected by an instrument in writing executed by the Employer and filed with the Trustee.

      (b) In the event of termination of this Plan, all affected Participants hereunder shall be fully vested in their Accrued Benefits as of the date of termination. In the event of partial termination of this Plan, all affected Participants thereunder shall be fully vested in their Accrued Benefits as of the date of partial termination to the extent assets are available to provide benefits to Participants and their Beneficiaries.

9.04 PROCEDURE FOR TERMINATION.

     (a) After notice by the Administrator to the Pension Benefit Guaranty Corporation (PBGC) that this Plan is to be terminated, or after PBGC has notified the Administrator that the Plan should be terminated and has applied for and been granted a decree by the United States District Court for the Employer's district adjudicating that this Plan must be terminated, the Administrator or Trustee appointed by the aforesaid court pursuant to said corporations' application shall allocate the assets of the Trust Fund in accordance with Section 4044 of ERISA for the purposes set forth below and in the order set forth below, to the extent the assets are available to provide benefits to Participants and their Beneficiaries.

     (b) The Plan Administrator shall make the allocation referred to above as follows:

          (1) FIRST, to that portion of each individual's Accrued Benefit which is derived from the Participant's contributions to the Plan which were not mandatory contributions, if any. Contributions of "cashed-out" amounts with interest, when made to restore benefits or credits, shall not be considered "Participant's Contributions" for the purposes hereof.

     SECOND, to that portion of each individual's Accrued Benefit which is derived from the Participant's mandatory contributions, if any.

     THIRD, in the case of benefits payable as an annuity:

     (A) In the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be least.

     (B) In the case of a Participant's or Beneficiary's benefit (other than a benefit described in (A) above) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his benefit had commenced (in the normal form of annuity under the Plan), as of the beginning of such period, to each such benefit based on the provisions of the plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

          For purposes of (A) above, the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

     FOURTH, to all other benefits (if any) of individuals under the Plan guaranteed under the termination insurance provisions of ERISA.

     FIFTH, to all other nonforfeitable benefits under the Plan.

          SIXTH, to all other benefits under the Plan.

     (2) If the assets available for allocation under any priority category are insufficient to satisfy in full the benefits of all individuals within such category, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits.

     (3) Any residual assets of the Plan remaining after distribution in accordance with Paragraph (1) as aforesaid shall be distributed to the Company provided:

          (A) All liabilities of the Plan to Participants and their Beneficiaries have been satisfied as certified by the Enrolled Actuary for the Plan; and

          (B) The distribution does not contravene any provisions of the law.

9.05 LIMITATIONS ON BENEFITS. All allocations required by this Article 9 shall be subject to the terms and limitations of Article 3 hereof.

9.05 MERGERS AND CONSOLIDATIONS OF PLANS. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the event of terminating shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, etc., in the Plan in which he was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

                                   ARTICLE 10

                   LIMITATIONS ON EARLY TERMINATION BENEFITS

10.01 PRE-TERMINATION RESTRICTIONS EFFECTIVE PRIOR TO JANUARY 1, 1991.

     (a) Notwithstanding any other provision of this Plan, this Section 10.01 shall apply to a Participant who is among the twenty-five (25) highest paid Employees of the Employer on the establishment date or on an amendment date, whose anticipated annual pension under the Plan exceeds $1,500 and who receives or is entitled to receive a distribution prior to January 1, 1991.

     (b) ESTABLISHMENT DATE. For purposes of this Section 10.01, the term "establishment date" shall mean the original effective date of this Plan. The term "amendment date" shall mean the effective date of any Plan amendment which substantially increases retirement benefits.

     (c) LIMITATION ON BENEFITS. If this Plan is terminated within ten (10) years after its establishment date, if this Plan is terminated after ten (10) years after its establishment date and the full current costs for the first ten
(10) years after its establishment date have not been met, or if benefits become payable to a Participant described in Section 10.01(a) within ten (10) years after such establishment date, then the benefit for such Participant shall be limited as follows:

          (1) If the Participant is a substantial owner as defined in Section 10.01(d), Employer contributions (or funds attributable thereto) which are used to provide his retirement benefit shall not exceed the greater of (1) $20,000,
(2) twenty percent (20%) of the first $50,000 of the annual compensation of such Participant multiplied by the number of years between the establishment date and (A) the date on which the Plan terminates or, in the case of a Participant whose benefits become payable within ten (10) years after the establishment date, but before the date the Plan terminates, (B) the date the benefit of the Participant becomes payable, or (3) a dollar amount equal to the present value of the benefit guaranteed for such Participant under Section 4022 of the Act or any successor statute thereto, or, if the Plan has not terminated, (4) a dollar amount equal to the present value of the benefit that would be guaranteed if the Plan had terminated on the date the benefit commences.

     (2) If a Participant described in Section 10.01(a) is not a substantial owner as defined in Section 10.01(d), Company contributions (or funds attributable thereto) which are used to provide his or her retirement benefit shall not exceed the greater of (1) $20,000, (2) twenty percent (20%) of the first $50,000 of the annual compensation of such Participant multiplied by the number of years between the establishment date and (A) the date on which the Plan terminates or, in the case of a Participant whose benefits become payable within ten (10) years after the establishment date, but before the date the Plan terminates (B) the date the benefit of the Participant becomes payable, or
(3) a dollar amount equal to the present value of the maximum benefit described in Section 4022(b)(3)(B) of the Act (or any successor statute thereto) determined on the earlier of the date the Plan terminates or the date benefits commence without regard to any other limitations in Section 4022 of the Act (or any successor statute thereto).

     For purposes of this Section 10.02(c), the present value of any benefit shall be determined in accordance with regulations promulgated by the Pension Benefit Guaranty Corporation.

     Upon an amendment date, the limitations of this Section shall apply to the increased benefits as if such amendment date was the established date.

     (d) SUBSTANTIAL OWNER. For purposes of this Section 10.01, the term "Substantial Owner" shall mean an individual who (a) owns the entire interest in an unincorporated trade or business, (b) in the case of a partnership, is a partner who owns, directly or indirectly, more than ten percent (10%) of either the capital interest or the profits interest in such partnership, or (c) in the case of a corporation, owns, directly or indirectly, more than ten percent (10%) in value of either the voting stock of that corporation or all the stock of that corporation. Should the Pension Benefit Guaranty Corporation revise or amend the foregoing definition of a "Substantial Owner," then, in that event, the provisions of this Section 10.01 shall be applied in accordance with such revised or amended definition.

     (e) EMPLOYER CONTRIBUTIONS. For purposes of this Section 10.01, Employer contributions which, at a given time, may be used for the benefit of a Participant, include any unallocated funds which would be used for the Participant's benefits if the Plan were then terminated or the Participant were then to withdraw from the Plan, as well as all contributions allocated up to that time exclusively for the benefit of the Participant.

     (f) RESTRICTED BENEFITS. The benefits to which this Section 10.01 is applicable include any periodic income, any withdrawal values payable to a living Participant, and the cost of any death benefits which may be payable after retirement on behalf of a participant, but does not include the cost of any death benefits with respect to a

Participant before retirement nor the amount of any death benefits actually payable after the death of a Participant whether such death occurs before or after retirement.

10.02 PRE-TERMINATION RESTRICTIONS EFFECTIVE JANUARY 1, 1991.

      (a) Notwithstanding any other provision of this Plan, this Section 10.02 shall apply to an Employee or former Employee only if the Employee or former Employee is among the twenty-five (25) Highly Compensated Employees and Highly Compensated Former Employees having the greatest compensation in any one Plan Year; provided that in the event the Plan is terminated the benefits of all Highly Compensated Employees (and all Highly Compensated Former Employees) shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

      (b) The annual pension of an Employee or former Employee subject to the provisions of this Section 10.02 shall not exceed an amount equal to the payments that would be made on behalf of the Employee or former Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's or former Employees' Accrued Benefit and the Employee's or former Employee's other Benefits under the Plan.

      (c) The limitation imposed by subsection (b), above, shall not apply if

         (1) after payment to an Employee or former Employee subject to the provisions of this Section 10.02 of all Benefits, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities of the Plan, as defined in Section 412(1)(7) of the Code, or

          (2) the value of the Benefits of an Employee or former Employee subject to the provisions of this Section 10.02 is less than one (1) percent of the value of the current liabilities of the Plan.

     (d) For purposes of this Section 10.02, the following terms shall have the following meanings unless the context requires otherwise:

          (1) "BENEFIT" shall mean loans in excess of the amounts set forth in
Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

          (2) "HIGHLY COMPENSATED EMPLOYEE" shall mean a highly compensated employee as that term is defined in Section 414(q) of the Code and the regulations promulgated thereunder.

          (3) "HIGHLY COMPENSATED FORMER EMPLOYEE" shall mean a highly compensated former employee as that term is defined in Section 414(q) of the Code and the regulations promulgated thereunder.

     (e) This Section 10.02 is intended to satisfy the requirements of Proposed Treasury Regulations section 1.401(a)(4)-5(c) (as such proposed regulation may be modified and redesignated upon final adoption), and shall be construed in a manner that will effectuate this intent. This Section 10.02 shall not be construed in a manner that would impose limitations that are more stringent than those required by such section 1.401(a)(4)-5(c) of the Proposed Treasury Regulations.

10.03 Notwithstanding the limitation of Sections 10.01 and 10.02, the conditions of this Article 10 shall not restrict the current payment of full retirement benefits called for by this Plan for any Retired Participant while this Plan is in full effect, provided, however, that a lump sum representing the Retired Participant's entire interest in the Plan may not be paid to him unless there is adequate provision and security for repayment of any part of the distribution representing the restricted portion in the event of a termination of this Plan during the restricted period.

10.04 PLAN TERMINATION. In the event of termination of this Plan while the limitations of this Article 10 are in effect, amounts in excess of those payable under Sections 10.01(c) and 10.02(b) shall first be applied in a nondiscriminatory manner to the satisfaction of liabilities to Participants whose benefits are not restricted by such limitations. Notwithstanding the provisions of Sections 10.01(c) and 10.02(b), any balance remaining shall then be applied in a nondiscriminatory manner to Plan liabilities which may be outstanding with respect to the Participants whose benefits are otherwise restricted by such limitations.

10.05 DISCONTINUANCE OF ARTICLE. In the event that it should be determined by statute or regulation, or by ruling or other determination by the Internal Revenue Service, that the provisions of this Article 10 are no longer necessary to qualify the Plan for federal income tax purposes, in whole or in part, this
Article 10 shall to such extent be ineffective without amendment to the Plan.

                                   ARTICLE 11

                              TOP-HEAVY PROVISIONS

11.01 TOP-HEAVY PLAN. The Plan shall be a Top-Heavy Plan, as such term is defined under Section 416 of the Code, and the Aggregation Group shall be a Top-Heavy Group, if the Value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds sixty percent (60%) of the Value of Accumulated Benefits for all Group Participants under all Aggregated Plans, determined as of the Determination Date immediately preceding such Plan Year. If the Plan is a Top-Heavy Plan for a Plan Year and, as of the Determination Date immediately preceding such Plan Year, the value of Accumulated Benefits for Key Employees under all Aggregated Plans exceeds ninety percent (90%) of the Value of Accumulated Benefits for all Group Participants under all Aggregated plans, then the Plan shall be a Super Top-Heavy Plan for such Plan Year. For such purposes, the terms "Key Employees" and "Group Participants" shall include all persons who are or were Key Employees or Group Participants as of such Determination Date or as of any of the four immediately preceding Determination Dates.

         Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(l) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         For purposes of this Article, the following definitions shall apply in addition to those set forth in Article 1:

         "AFFILIATED EMPLOYER GROUP" shall mean the Employer and each other employer which must be aggregated with the Employer for purposes of Sections 414(b), 414(c), or 414(m) of the Code.

         "AGGREGATED GROUP" or "AGGREGATED PLANS" shall mean (a) all plans of the Employer or an Affiliated Employer Group which are required to be aggregated with the Plan, and (b) all plans of the Employer or an Affiliated Employer group which are permitted to be aggregated with the Plan and which the Plan Administrator elects to aggregate with the Plan, for purposes of determining whether the Plan is a Top-Heavy Plan. A plan shall be required to be aggregated with the Plan if such plan includes as a participant a Key Employee or if such plan enables any plan of the Employer or of a member of the Affiliated Employer Group in which a Key Employee participates to qualify under
Section 401(a)(4) or Section 410 of the Code. A plan of the Employer or the Affiliated Employer Group shall be permitted to be aggregated with the Plan if such plan satisfies the requirements of Sections 401(a)(4) and 410 of the Code, when considered together with the Plan and all plans which are required to be aggregated with the Plan. No plan shall be aggregated with the Plan unless it is a qualified plan under Section 401 of the Code.

         "AVERAGE COMPENSATION" shall mean the average aggregate compensation (as defined under Section 415 of the Code) of a Participant determined using his five (5) highest consecutive Plan Years of such compensation prior to his retirement or termination of employment. Notwithstanding the foregoing, the number of consecutive Plan Years of such compensation used in determining Average Compensation shall not exceed the number of consecutive Plan Years during which the Participant was employed within the period commencing with the first Plan Year during which the Plan was a Top-Heavy Plan and ending with the last Plan Year during which the Plan was a Top-Heavy Plan. For the purposes of determining a Participant's Top-Heavy minimum benefit, compensation for plan years after the Plan ceased being Top-Heavy shall be disregarded.

         "DETERMINATION DATE" shall mean, with respect to any Plan Year, (a) the last day of the immediately preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year. For a defined benefit plan, the Present Value of an Accrued Benefit is determined as of the most recent Valuation Date which is within twelve-month period ending on the Determination Date. The Valuation Date for a defined benefit plan is the date as of which liabilities and assets are valued and such date is the date used for determining the minimum funding requirement under Section 412 of the Code. For a defined contribution plan, the Valuation Date is the date when the value of account balances are determined and, for purposes of this Section, the Valuation Date is the most recent Valuation Date within the twelve-month period ending on the Determination Date.

         "GROUP PARTICIPANT" shall mean anyone who is or was a Participant in any plan included in the Aggregated Group as of the Determination Date or any of the four (4) immediately preceding Determination Dates. Any Beneficiary of a Group Participant who has received, or is expected to receive, a benefit from a plan included in the Aggregated

Group shall be considered a Group Participant solely for purposes of determining whether the Plan is a Top-Heavy Plan or Super Top-Heavy Plan. Notwithstanding the foregoing, a Participant shall not be considered a group Participant if he received no compensation from the Employer or the Affiliated Employer group during the five-year period ending on the Determination Date. Beneficiaries of an Employee acquire the character of such Employee. Inherited benefits retain the character of the benefits of the Employee.

         "KEY EMPLOYEE" shall mean any employee or former employee of the Employer or of an Affiliated Employer group who, as of a Determination Date, or as of any of the four (4) immediately preceding Determination Dates, was:

         (a) An officer of the Employer whose annual compensation equals or exceeds one hundred fifty percent (150%) of the Section 415 dollar limitation for defined contribution plans, or

         (b) A five percent (5%) owner of the Employer, or

         (c) A one percent (1%) owner of the Employer whose total annual compensation from the Affiliated Employer Group exceeds $150,000, or

         (d) An employee whose compensation equals or exceeds $30,000 (or such higher amount as may be defined under Section 415(c)(1)(A) of the Code), and whose ownership interest in the Affiliated Employer Group is among the ten (10) largest and at least one-half percent (1/2%). If two (2) or more employees have the same ownership interest, then the employee with the greater annual compensation shall be deemed to have the greater ownership interest for purposes of this paragraph.

         In no event shall a partner of an unincorporated employer be considered an officer under Paragraph (a) above. Further, the number of officers counted under (a) above as of any Determination Date shall not exceed the lesser of (1) the greater of (A) ten percent (10%) of the total number of employees of the Affiliated Employer Group, and (B) three (3), and (2) fifty
(50).

         If the application of the preceding paragraph results in a reduction in the number of officers to be included as Key Employees, then individuals who are officers shall be eliminated from the group of Key Employees beginning with the individual who had the lowest one-year compensation as of the Determination Date or any of the four (4) immediately preceding Determination Dates, and eliminating each individual with the next higher one-year compensation as of such dates, until the maximum number officers remains in the Key Employee group.

         "NON-KEY EMPLOYEE" shall mean an Employee or former Employee who is not a Key Employee.

         "VALUE OF ACCUMULATED BENEFITS" shall mean:

         (a) In the case of a Group Participant or Beneficiary covered under a defined benefit plan, the sum of:

                  (1) The present value of the accrued pension benefit (as such term is defined under the applicable plan) of the Group Participant or Beneficiary determined as of the Determination Date using a six and one-half percent (6 1/2%) interest rate and the 1971 Group Annuity Mortality Table for males and taking into account any nonproportional subsidies in accordance with regulations issued, plus

                  (2) The sum of any amounts distributed to the Group Participant and his Beneficiary during the Plan Year which includes the Determination Date and during the four (4) immediately preceding Plan Years.

         (b) In the case of a Group Participant or Beneficiary covered under a defined contribution plan, the sum of the accounts of the Group Participant or Beneficiary under the Plan as of the Plan's Determination Date derived from:

                  (1) Employee contributions credited to such accounts and investment earnings thereon.

                  (2) Employer contributions credited to such accounts and investment earnings thereon.

                  (3) "Unrelated" rollover contributions as defined in regulations made prior to January 1, 1984, and investment earnings thereon.

                  (4) "Related" rollover contributions and investment earnings thereon.

                  (5) Any contributions which would have been credited to such accounts on or before the Determination Date, but which were waived as provided under the Code and resulted in a funding deficiency.

                  (6) Any amounts distributed from the accounts described in
(1) through (5) above during the Plan Year, including the Determination Date and the four (4) immediately preceding Plan Years.

         If the Plan is determined to be a Top-Heavy Plan or Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in the remainder of this Article for the first Plan Year commencing after such Determination Date. If, as of a subsequent Determination Date, the Plan is determined to no longer be a Top-Heavy Plan or Super Top-Heavy Plan, then the rules set forth in the remainder of this Article shall no longer apply, except where expressly indicated otherwise. Notwithstanding the foregoing, if the Plan changes from being a Super Top-Heavy Plan to a Top-Heavy Plan, the rules applicable to a Top-Heavy Plan shall apply.

         "YEAR OF SUPER TOP-HEAVY SERVICE" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Super Top-Heavy Plan.

         "YEAR OF TOP-HEAVY SERVICE" shall mean a Year of Service of a Participant which commenced in a Plan Year during which the Plan was a Top-Heavy Plan.

11.02 MINIMUM BENEFITS OR CONTRIBUTIONS. The Accrued Benefit under the Plan for any Participant shall not be less than two percent (2%) of the Participant's Average Compensation, multiplied by the lesser of (a) his number of Years of Top-Heavy Service, and (b) ten (10).

         Notwithstanding the above, if a Participant is also a participant in another defined benefit plan of the Affiliated Employer Group, the minimum Accrued Benefit shall be provided under this Plan and reduced by the benefit provided under such other plan. If the Employee is a Participant in one or more defined contribution plans of the Affiliated Employer group, all or a portion of the minimum required benefits under Section 416 of the Code may be provided under such plans as set forth in the regulations issued by the Secretary of the Treasury, and the minimum Accrued Benefit provided in the preceding paragraph shall be eliminated or reduced accordingly. The reduction attributable to the defined contribution plan or plans shall be determined as of the Determination Date using the actuarial assumptions as defined in the first paragraph of
Section 1.02.

         Any minimum Accrued Benefit provided in accordance with this Section is based on a life annuity commencing at Normal Retirement Date. If the benefit is paid in a form other than a life annuity or commencing at a date other than Normal Retirement Date, the amount of the minimum Accrued Benefit provided under this Section shall be adjusted to the Actuarial Equivalent amount as determined based on the benefit form and the commencement date.

11.03 ADJUSTMENT TO MAXIMUM BENEFITS. If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Section 415(e) of the Code shall be determined by substituting "1.00" for "1.25" wherever it appears in such section. However, if the Plan is not a Super Top-Heavy Plan for such Plan Year, then the preceding sentence shall not apply provided that for purposes of determining the minimum Accrued Benefit under the first paragraph of Section 11.02, three percent (3%) is substituted for two percent (2%).

11.04 MINIMUM VESTING. If the Plan is determined to be a Top-Heavy Plan for any Plan Year, then an Active Participant's vested interest in his Accrued Benefit determined as of the first day of such Plan Year, and determined as of any future date while the Plan continues to be a Top-Heavy Plan, shall be no less than as determined under the following Table:

                                 Vesting
Years of Service                Percentage
----------------                ----------
Less than 2 years                  None
2, but less than 3                  20%
3, but less than 4                  40%
4, but less than 5                  60%
5 years or more                    100%


If the Plan is subsequently determined to no longer be a Top-Heavy Plan, the vested percentage for an Employee shall be determined under Section 4.01. However, the provisions under Section 9.01 relating to Plan amendments shall apply.

11.05 DISCONTINUANCE OF ARTICLE. In the event that any provisions of this Article are no longer required to qualify the plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS


12.01 NONALIENATION OF BENEFITS. None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. Notwithstanding the foregoing, the Plan Administrator shall assign or recognize an alternate payee with respect to a Participant's benefit as required in accordance with a Qualified Domestic Relations Order, as such term is defined under Section 414 of the Code and regulations issued pursuant thereto. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, expect the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

12.02 NO CONTRACT OF EMPLOYEMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust, or account, nor the payment of any benefits shall be construed as giving any participant or Employee, or any person whomsoever, the right to be retained in the Service of the Employer and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.03 SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or uneforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.04 HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES. This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns of the parties, including each Participant and Beneficiary, present and future.

12.05 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.06 GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice versa.

12.07 ASSET VALUATION AND FUNDING METHODS. The methods for valuation of Plan assets and funding method used in calculating contributions to this Plan shall be reasonable actuarial methods of valuation which are permitted under Treasury Regulations.

12.08 TITLE TO ASSETS. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payment of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

12.09 PAYMENT TO MINORS, ETC. Any benefit payable to, or for the benefit of, a minor, an incompetent, or other person incapable of receipting therefore shall be deemed properly paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustees, the Employer and all other parties with respect thereto.

12.10 SITUS. This Plan shall, to the extent not preempted by ERISA or other federal law, be construed according to the laws of the principal state of residence of the Employer where such state statutes may be applicable to an employee benefit plan.

         IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Employer has caused this instrument to be executed this 29th day of December, 1994.



ATTEST:                                        KIMMEL AUTOMOTIVE, INC.



By /s/ KEITH M. GOODSON                        By /s/ FRANK R. KIMMEL
  ------------------------------                 -------------------------------

         The undersigned, Secretary of Kimmel Automotive, Inc., a body corporate of the State of Maryland,

         DOES HEREBY CERTIFY that the following resolutions are duly adopted by action of its Board of Directors of said Corporation dated December 29, 1994:


         RESOLVED: That Kimmel Automotive Pension Plan as amended and restated effective January 1, 1989 ("Plan"), a copy of which was heretofore presented to each of the Directors of the Corporation, and a copy of which is attached hereto, be and the same is hereby approved and adopted; and

         RESOLVED FURTHER: That the proper officers of the Corporation be and they are hereby directed to execute said Plan on behalf of the Corporation; and

         RESOLVED FURTHER: That the proper officers of the Corporation be and they are hereby authorized and directed to make such contributions from the funds of the Corporation each year as shall be necessary to carry out the provisions of Kimmel Automotive Pension Plan, as amended and restated, subject to the right of the Corporation to terminate or again or amend the same at any time; and

         RESOLVED FURTHER: That the proper officers of the Corporation be and they are hereby authorized from time to time to take whatever action and to execute whatever instruments in writing which may be necessary or convenient effectively to perfect said amendment and restatement, and to carry out the objects and purposes thereof.

Dated:   December 29, 1994


                                       JAMES R. HOUSTON
                            -------------------------------------
                            Secretary

(Seal)